UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

BIOFUEL ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5952523
(State of Incorporation or Organization)	(IRS Employer Identification Number)
1801 Broadway, Suite 1060
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Title of Each Class	Name of Each Exchange On Which
To Be So Registered	Each Class Is To Be Registered
Common Stock, par value $0.01 per share	Nasdaq Global Market

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-139203

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-139203), filed with the Securities and Exchange Commission on December 8, 2006, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, which description is incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOFUEL ENERGY CORP.
By:	/s/ Scott H. Pearce
	Name:	Scott H. Pearce
	Title:	President and Chief Executive Officer

Dated: June 11, 2007